Exhibit (h)(v)

April 29, 2013

ALPS Variable Investment Trust

Board of Trustees

1290 Broadway, Suite 1100

Denver, CO 80203

Re:	ALPS Variable Investment Trust (the “Trust”)

By our execution of this letter agreement (the “Agreement”), between the undersigned parties, ALPS Advisors, Inc. (“ALPS”) and Ibbotson Associates, Inc. (“Ibbotson”), with the Trust, ALPS and Ibbotson each agree to waive certain fees that such entity is entitled to receive from the following portfolios of the Trust: Ibbotson Conservative ETF Asset Allocation Portfolio; Ibbotson Income and Growth ETF Asset Allocation Portfolio; Ibbotson Balanced ETF Asset Allocation Portfolio; Ibbotson Growth ETF Asset Allocation Portfolio; Ibbotson Aggressive Growth ETF Asset Allocation Portfolio and Ibbotson MVP ETF Portfolio (collectively, the “Portfolios”).

The parties hereby agree that ALPS and Ibbotson shall reimburse, equally 50% each, Portfolio expenses and/or waive a portion of the investment advisory, sub-advisory, and other fees that ALPS and/or Ibbotson is entitled to receive to the extent necessary such that Total Annual Fund Operating Expenses (as defined in Form N-1A) (excluding acquired fund fees and expenses, taxes, brokerage commissions and extraordinary expenses) do not exceed the levels set forth below:

Portfolio	Class I	Class II	Class III
Ibbotson Conservative ETF Asset Allocation Portfolio	53bp	78bp	N/A
Ibbotson Income and Growth ETF Asset Allocation Portfolio	53bp	78bp	N/A
Ibbotson Balanced ETF Asset Allocation Portfolio	53bp	78bp	N/A
Ibbotson Growth ETF Asset Allocation Portfolio	53bp	78bp	N/A
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	53bp	78bp	N/A
Ibbotson MVP ETF Portfolio	53bp	78bps	103bp

ALPS and Ibbotson acknowledge that neither party will be entitled to collect on or make a claim for waived fees at any time in the future.

ALPS and Ibbotson agree that such expense reimbursements and/or fee waivers for the Portfolios will be effective beginning on April 30, 2013, and shall continue through April 29, 2014.

ALPS ADVISORS, INC.

By:
Title:

IBBOTSON ASSOCIATES, INC.

By:
Title:

Your signature below acknowledges acceptance of this Agreement:

ALPS VARIABLE INVESTMENT TRUST

(formerly, Financial Investors Variable Insurance Trust)

By:
Title: